SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |x|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      Catapult Communications Corporation
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration number, or
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

                       CATAPULT COMMUNICATIONS CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held February 7, 2001

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), will be held on Wednesday, February 7, 2001 at 3:00 PM, local time, at the Company's principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

      1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2001.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on December 11, 2000 are entitled to notice of and to vote at the meeting.

      To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Nancy H. Karp

                                              Secretary

Mountain View, California
January 8, 2001

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                       CATAPULT COMMUNICATIONS CORPORATION

                                ----------------

                                 PROXY STATEMENT
                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Wednesday, February 7, 2001 at 3:00 PM, local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

      These proxy solicitation materials were first mailed on or about January 8, 2001 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

      Stockholders of record at the close of business on December 11, 2000 are entitled to notice of and to vote at the meeting. At the record date, 12,887,616 shares of the Company's authorized Common Stock were issued and outstanding and held of record by 51 stockholders. No shares of the Company's authorized Preferred Stock were outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.

      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" with respect to a matter will be treated as being present at the meeting for purposes of establishing a quorum. The Company believes that under Nevada law abstentions (i.e. votes of "WITHHELD") and broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions and such brokers have no discretionary voting authority) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Thus, abstentions and broker non-votes will make a quorum more readily obtainable, but they will not otherwise affect the outcome of voting on a proposal.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than November 24, 2001 in order that they may be considered at that meeting.

      The date by which stockholder proposals must be received by the Company for inclusion in the Company's proxy statement and form of proxy for its 2002 Annual Meeting of Stockholders is September 10, 2001. Such stockholder proposals should be submitted to Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

      A board of four directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

      The names of the nominees and certain information about them as of December 11, 2000 are set forth below:

Name of Nominee                         Age     Positions With the Company     Director Since
---------------                         ---     --------------------------     --------------
Richard A. Karp....................     56    Chief Executive Officer and          1985
                                              Chairman of the Board

Nancy H. Karp......................     55    Secretary and Director               1985

John M. Scandalios (1)(2)..........     70    Director                             1987

Charles L. Waggoner (1)(2).........     61    Director                             1991

----------
(1)   Member of the Audit Committee.

(2)   Member of the Compensation Committee.

      Dr. Richard A. Karp founded the Company in 1985 and has served as Chief Executive Officer and Chairman of the Board of the Company since inception and as President from inception to May 2000. Prior to founding Catapult in 1985, Dr. Karp was Vice President of Software Development for Tri-Data, Inc., a supplier of protocol conversion equipment, from 1982 to 1985. Previously, he was a founder and Vice President of Software of Sequoia Systems, a fault-tolerant computer systems manufacturer. Dr. Karp has also served as an independent software consultant, and he spent five years as a systems programmer and project leader at Burroughs Corporation. Dr. Karp holds a Ph.D. in computer science from Stanford University, a M.S. in mathematics from the University of Wisconsin and a B.S. in science from the California Institute of Technology.

      Ms. Nancy H. Karp has served as director and Secretary of the Company since its inception and served as the Company's Treasurer from inception to September 1997. In addition, from time to time during that period, she provided a variety of services to the Company. Beginning in June 1998, she also entered into a three-year consulting agreement with the Company. See "Certain Transactions." Ms. Karp holds an M.B.A. from Claremont Graduate School, an M.A. in public health from the University of California at Berkeley and a B.S. from Texas Technical University.

      Mr. John M. Scandalios has served as a director of the Company since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation (Flowpoint), a computer networking company. From 1993 to 1994, he served as Vice President of Sales of Combinet Inc., a computer networking company. From 1990 to 1993, Mr. Scandalios was President of LIR Corporation, a network software company. From 1987 to 1990, he served as Vice-President of Sales of ARIX Corporation, a UNIX-based computer manufacturing company. Mr. Scandalios is also a director of Ancot Corporation, a SCSI and fiber channel test equipment company. Mr. Scandalios holds an M.B.A. and a B.A. from the University of Chicago.

      Mr. Charles L. Waggoner has served as a director of Catapult since January 1991. Through 2000, Mr. Waggoner served as President of the FlowPoint Division of Efficient Networks, Inc. From 1993 through 1999, Mr. Waggoner served as President of FlowPoint Corp. From 1992 to 1993, Mr. Waggoner was Vice President of Development of LIR. From 1990 to 1992, he was an independent consultant at Waggoner Associates. From 1986 to 1990, Mr. Waggoner served as Vice President of Operations of GRiD Systems, Inc., a portable laptop computer company. Mr. Waggoner holds a B.S. in electrical engineering from South Dakota State University.

      Dr. Karp and Ms. Karp were married until June of 1998. There are no other family relationships between directors and executive officers of the Company

Board Meetings and Committees

      The Board of Directors of the Company held a total of six meetings, and acted by unanimous written consent twice, during the fiscal year ended September 30, 2000. Each director attended all of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

      The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of Messrs. Waggoner and Scandalios. The Audit Committee met two times during the fiscal year. The Audit Committee's responsibilities are to provide oversight and monitoring of Company Management and the independent auditors and their activities with respect to the Company's financial reporting process, to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom, to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

      The Compensation Committee met two times during the fiscal year. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's executive officers and administers the Company's Stock Plans.

Compensation of Directors

      The Company's non-employee directors do not currently receive any cash compensation for service on the Company's Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Although non-employee directors are eligible for option grants under the Company's 1998 Stock Plan (the "1998 Plan"), no options were granted to them under such plan during fiscal 2000.

Vote Required

      If a quorum is present and voting, the four nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

                                  PROPOSAL TWO

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

      PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP will be available at the meeting to respond to any appropriate questions, and such representatives will have an opportunity to make a statement at the meeting if they desire to do so.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the CEO and such other officers collectively the "Named Executive Officers") during the fiscal years ended September 30, 1998, 1999 and 2000:

                           Summary Compensation Table


                                                          Annual Compensation                    Long-Term
                                        ------------------------------------------------------  Compensation
                                                                                                   Awards
             Name and                   Fiscal                                Other Annual      ------------        All Other
        Principal Position               Year     Salary ($)   Bonus ($)   Compensation (1)($)    Options (#)  Compensation (2)($)
-----------------------------------     ------    ----------   ---------   -------------------  -------------  -------------------
Richard A. Karp ...................      2000      336,669       85,780              --                 --             8,484
     Chief Executive Officer             1999      360,000        2,400              --             40,000             6,000
     and Chairman of the                 1998      360,000      251,200              --                 --                --
     Board of Directors
Barry R. Hoglund ..................      2000      190,000      111,015              --                 --            11,598
     Vice President of Sales             1999      162,917      145,525              --             30,000             5,967
                                         1998      140,000      173,308              --                 --                --
Glenn Stewart .....................      2000      170,000       77,335              --                 --            13,555
     Vice President of                   1999      140,833       77,251              --             25,000             5,910
     Engineering                         1998      136,667       59,308              --                 --                --
Guy R. Simpson ....................      2000      140,000       42,890              --                 --             3,900
     Vice President of                   1999      120,833       54,414              --             37,000             4,800
     Applications                        1998      112,500       58,475              --                 --                --
     Development
Terry Eastham (3) .................      2000      136,000       60,006              --              9,000             5,524
     Vice President of                   1999       11,093           --              --                 --                --
     Marketing                           1998           --           --              --                 --                --

----------

(1) Includes perquisites only where the aggregate amount thereof equals or exceeds the lesser of $50,000 or 10% of the salary plus bonus for the executive officer.

(2) Includes (a) health insurance premiums in fiscal 2000 of approximately $7,434 for Dr. Karp, $9,598 for Mr. Hoglund, $11,555 for Mr. Stewart, $3,900 for Mr. Simpson and $3,084 for Mr. Eastham and (b) employer matching contributions to each employee's 401-K plan in fiscal 2000 of $1,050 for Dr. Karp, $2,000 for Mr. Hoglund, $2,000 for Mr. Stewart and $2,440 for Mr. Eastham.

(3) Mr. Eastham's compensation figures from fiscal 1999 reflect his hire date of September 11, 1999.

Option Grants

      The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended September 30, 2000.

                        Option Grants in Last Fiscal Year

                                                 Individual Grants (1)
                            --------------------------------------------------------------      Potential Realizable Value at
                              Number of         % of Total                                          Assumed Annual Rates of
                              Securities          Options       Exercise                           Stock Price Appreciation
                              Underlying        Granted to      Or Base                               for Option Term (4)
                                Options        Employees in      Price         Expiration       -----------------------------
        Name                Granted (#)(1)    Fiscal Year (2)    ($/sh)        Date(s) (3)         5% ($)            10% ($)
-----------------------     --------------    ---------------   --------       -----------      ----------          ---------
Richard A. Karp .......            --                --             --                 --               --                 --
Barry R. Hoglund ......            --                --             --                 --               --                 --
Glenn Stewart .........            --                --             --                 --               --                 --
Guy Simpson ...........            --                --             --                 --               --                 --
Terry Eastham .........         9,000              3.33%         12.75          2/11/2010        72,165.66         182,881.95

----------
(1) These options grants are nonqualified stock options granted pursuant to the 1998 Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter.

(2) Based on an aggregate of 270,037 shares subject to options granted in fiscal 2000.

(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

(4) The potential realizable value is calculated based on the term of the option (10 years) and assumes that the deemed value at the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

Option Exercises and Values

      The following table sets forth certain information regarding option exercises and the value of options held by the Named Executive Officers.

                   Fiscal Year-End Option Exercises and Values

                                                                      Number of Unexercised             Value of Unexercised
                                                                             Options                   In-the-Money Options at
                                       Shares                        at September 30, 2000 (#)        September 30, 2000($) (2)
                                    Acquired on         Value       ---------------------------     -----------------------------
             Name                   Exercise (#)   Realized ($)(1)  Exercisable   Unexercisable     Exercisable     Unexercisable
----------------------------        ------------   ---------------  -----------   -------------     -----------     -------------
Richard A. Karp ............                --              --          13,852         26,148         15,583.50       29,416.50
Barry R. Hoglund ...........            54,000         472,725          18,889         32,111        159,233.43      239,041.50
Glenn Stewart ..............                --              --          31,157         16,343        410,051.48       18,385.88
Guy R. Simpson .............            22,500         271,281         123,844         15,656      2,068,278.33       32,275.50
Terry Eastham ..............                --              --           8,811         30,189         16,594.32       71,830.69

----------
(1) Market value of underlying securities on date of exercise, minus the exercise or base price.

(2) Value of in-the-money options is based on market value of the Company's Common Stock on September 30, 2000 of $18.625, minus the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

      The Compensation Committee (the "Committee") reviews and approves executive officer compensation including recommendations for stock option grants, for approval by the Board of Directors. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

      The Committee is composed of two independent, outside directors. It is the Committee's objective that executive compensation be tied directly to the achievement of the Company's performance objectives. Specifically, the Company's executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

      Published industry pay survey data is reviewed and relied upon in the Committee's assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rates.

      The Committee recognizes that the industry sector in which the Company operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of attracting and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term strategic goals.

      For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

      The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

      Base salaries for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

      An executive's annual performance award generally depends on the overall financial performance of the Company and the executive's individual performance. No bonus payments are made until minimum revenue and profit targets are achieved. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

      The Company provides benefits to the named executive officers that are generally available to all Company employees.

Stock Options

      During fiscal 2000 the Compensation Committee approved all stock option grants made to executive officers under the Company's 1998 Plan. The 1998 Plan is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

      In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants' contributions to the Company's performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

      Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year set forth above. See "Executive Compensation-Option Grants".

Chief Executive Officer's Compensation

      Dr. Karp's compensation for fiscal 2000 was established by the Compensation Committee based upon a survey of comparable Chief Executive Officers' salaries in the Bay Area as well as Dr. Karp's recommendation. Prior to March 1, 2000, Dr. Karp's compensation consisted of base salary of $360,000. In order to introduce an element of variable performance-based compensation, effective March 1, 2000, his compensation was amended to $320,000 per annum in base salary together with an on-target bonus of $100,000 for the fiscal year ending September 30, 2000.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of John M. Scandalios and Charles
L. Waggoner who are nonemployee directors with no interlocking relationships as defined by the Securities and Exchange Commission.

                                            Compensation Committee


                                            John M. Scandalios
                                            Charles L. Waggoner

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors has:

            o reviewed and discussed the Company's audited financial statements for fiscal 2000 with the Company's management;

            o discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standard 61, or SAS 61; and

            o reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 and has discussed with PricewaterhouseCoopers LLP its independence.

      Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K. The Charter for the Audit Committee is attached hereto as Appendix A.

                                            Audit Committee


                                            John M. Scandalios
                                            Charles L. Waggoner

                           COMPANY'S STOCK PERFORMANCE

      Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company's Common Stock was traded on the Nasdaq Stock Market, February 11, 1999, and ending on September 30, 2000. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

      The graph assumes that $100 was invested on February 11, 1999 in the Company's Common Stock and in each index (based on prices from the close of trading on February 11, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a fiscal year which ends on September 30. Under the assumptions stated above, over the period from February 11, 1999 to September 30, 2000 the total return on an investment in the Company would have been 43%, as compared to 46% for the Nasdaq Stock Market index and 3% for the Nasdaq Telecommunications index shown below.

                COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURNS*

                              PERFORMANCE GRAPH FOR
                       CATAPULT COMMUNICATIONS CORPORATION

Provided by Research Data Group. Produced on December 6, 2000, including data through September 30, 2000.

  [The following table was depicted as a line graph in the printed material.]

                                                  Cumulative Total Return
                                         -------------------------------------
                                         2/11/1999         9/99           9/00

CATAPULT COMMUNICATIONS CORPORATION        100.00         119.23         143.27
NASDAQ STOCK MARKET (U.S.)                 100.00         109.79         145.73
NASDAQ TELECOMMUNICATIONS                  100.00         105.39         102.95

* $100 INVESTED ON 2/11/99 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

Notes:
   A. The lines represent index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the interval does not end on a trading day, the preceding trading day is used.
   D.   The index level for all series was set to $100 on February 11, 1999.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of Common Stock of the Company as of November 30, 2000 (see
Note 4 below) as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

                                                                  Common Stock     Approximate
          Five Percent Stockholders, Directors                    Beneficially      Percentage
              And Certain Executive Officers                        Owned (1)       Owned (2)
-----------------------------------------------------------       ------------     -----------
Richard A. Karp (3) .......................................         6,736,754         52.19%
Nancy H. Karp (3) .........................................         2,661,875         17.70
Franklin Resources, Inc. (4) ..............................           744,100          5.77
Barry R. Hoglund ..........................................           339,725          2.63
Glenn Stewart .............................................           257,186          1.99
Guy R. Simpson ............................................           144,248          1.11
Terry Eastham .............................................            11,485             *
John M. Scandalios ........................................            45,000             *
Charles L. Waggoner .......................................            45,000             *
All directors and executive officers as a group (8 persons)         7,579,398         57.68%

----------
*     Less than 1%.

(1) Includes stock subject to stock options held by directors and executive officers that are exercisable within 60 days of November 30, 2000, as follows: Dr. Karp, 19,879 shares; Mr. Hoglund, 20,522 shares; Mr. Stewart, 37,067 shares; Mr. Simpson, 128,648 shares; Mr. Eastham, 10,185 shares; Mr. Scandalios, 17,190 Shares; Mr. Waggoner, 19,533 Shares; and all directors and executive officers as a group (7 persons), 253,024 shares.

(2)   Based on 12,887,616 shares of Common Stock outstanding on November 30,
      2000.

(3) Includes, in the case of Dr. Karp, 2,661,875 shares beneficially owned by Ms. Karp with respect to which Dr. Karp has sole voting power pursuant to a Voting Trust Agreement. Under the Agreement, Ms. Karp placed all shares of the Company's Common Stock that she owned into a voting trust of which Dr. Karp is the trustee. She also agreed to place shares that she acquires in the future into the trust. Ms. Karp has the ability to sell the shares which are the subject of the voting trust, which would terminate the voting trust as to any shares sold. Unless sooner terminated by Dr. Karp's resignation as trustee, his death or permanent disability, or a sale or merger of the Company, the voting trust will expire in June 2013. The address for Dr. and Ms. Karp is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041.

(4) The address for Franklin Resources, Inc. is 777 Mariners Island Boulevard San Mateo, CA 94404. Includes shares of Common Stock beneficially owned by Franklin Resources as of September 30, 2000.

                              CERTAIN TRANSACTIONS

      In June 1998 the Company and Ms. Karp entered into a Consulting and Non-Competition Agreement under which Ms. Karp is retained as a consultant to the Company for three years to assist in the areas of human resources, facilities expansion and relocation, marketing and general business at a rate of not less than $4,500 per month regardless of the nature and amount of services rendered. She has agreed during this period in exchange for a lump sum payment of $18,000 not to engage in certain activities which would be competitive with the Company. She continues to serve without pay as a director and Secretary of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal year 2000, all filing requirements applicable to its executive officers and directors were complied with, except that Terry Eastham, the Company's Vice President of Marketing, filed a Form 3 on November 9, 2000 which should have been filed by October 13, 1999 and David Mayfield, the Company's President and Chief Operating Officer, filed a Form 3 on November 9, 2000 which should have been filed by May 6, 2000.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                For the Board of Directors


                                                Nancy H. Karp
                                                Secretary

Dated: January 8, 2001

                                   APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                       CATAPULT COMMUNICATIONS CORPORATION

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Catapult Communications Corporation (the "Company") shall be to provide oversight and monitoring of Company Management and the independent auditors and their activities with respect to the Company's financial reporting process, to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom, to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

The Committee will be appointed by, and will serve at the discretion of, the Board of Directors. Prior to June 14, 2001, at least a majority of the members will be independent directors. On or before June 14, 2001, the Committee will consist of at three members of the Board of Directors who will meet the following criteria:

      1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

      2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Audit Committee requirements; and

      3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

      1. Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

      2.    Reviewing fee arrangements with the independent auditors;

      3. Reviewing the independent auditors' proposed audit scope, approach and independence.

      4. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

      5. Ensuring the receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standard Board Standard No. 1 and engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors;

      6. Ensuring that the Company's independent auditors review before filing with the SEC the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      7. Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as may be modified or supplemented;

      8. Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the company's annual report on Form 10-K;

      9. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and item 7(e)(3) of Schedule 14A;

      10. Reviewing the Audit Committee's own structure, processes and membership requirements; and

      11.   Performing such other duties as requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order review the financial controls of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                     CATAPULT COMMUNICATIONS CORPORATION
O                     2001 ANNUAL MEETING OF STOCKHOLDERS
X                               FEBRUARY 7, 2001
Y

      The undersigned stockholder of Catapult Communications Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 8, 2001, and hereby appoints Richard A. Karp and Nancy H. Karp, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Catapult Communications Corporation, to be held on Wednesday, February 7, 2001, at 3:00 p.m., Pacific Daylight Savings Time, at the corporation's principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 and at any continuations(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

________________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

                                CATAPULT [LOGO]
                                 COMMUNICATIONS

                         ANNUAL MEETING OF STOCKHOLDERS

                          Wednesday, February 7, 2001
                                   3:00 p.m.

                      Catapult Communications Corporation
                             160 South Whisman Road
                        Mountain View, California 94041

1. ELECTION OF DIRECTORS      FOR all nominees listed       WITHHOLD       2.    Proposal to approve and ratify the appointment of
                               (except as indicated)    for all nominees         PricewaterhouseCoopers LLP, as the independent
                                                                                 public accountants of the Company for the fiscal
                                       |_|                    |_|                year ending September 30, 2001.

                                                                                               FOR     AGAINST  ABSTAIN
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,                          |_|       |_|       |_|
STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                                                                           3.    The proxies are authorized to vote in their
                                                                                 discretion upon such other business as may
Richard A. Karp, Nancy H. Karp, John M. Scandalios and Charles L. Waggoner       properly come before the meeting.

                                                                                               FOR     AGAINST  ABSTAIN
                                                                                               |_|       |_|       |_|

                                                                                                     I PLAN TO ATTEND         |_|
                                                                                                          THE MEETING

                                                                                              COMMENTS/ADDRESS CHANGE         |_|
                                                                                 Please mark this if you have written
                                                                                 comments/address on the reverse side

Signature ___________________________________ Signature _________________________________ Date _______________________________
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^